EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 and Forms S-3 (File No. 333-94553, File No. 33-32888, File No. 33-43253, File No. 33-44689, File No. 33-47388, File No. 33-53388, File No. 33-53660, File No. 33-88248, File No. 33-89920, File No. 33-89922, File No. 33-60711, File No. 33-61021, File No. 333-02345, File No. 333-10521, File No. 333-56412, File No. 333-63276, File No. 333-66626, File No. 333-96781, File No. 333-85560 and File No. 333-85692) of InterDigital Communications Corporation of our report dated March 15, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

March 15, 2004